Exhibit 10.31

EXECUTION COPY

AMENDMENT NO. 10 TO THE

LOAN AND SECURITY AGREEMENT

Dated as of June 12, 2009

THIS AMENDMENT NO. 10 TO THE LOAN AND SECURITY AGREEMENT (this “Amendment”) is by and among Residential Funding Company, LLC, a Delaware limited liability company, as borrower (“RFC”), GMAC Mortgage, LLC, a Delaware limited liability company, as borrower (“GMAC Mortgage” and together with RFC, each a “Borrower” and collectively, the “Borrowers”), Residential Capital, LLC, a Delaware limited liability company, as guarantor (the “Guarantor”), and GMAC LLC, a Delaware limited liability company, as lender (the “Lender”).

Reference is hereby made to the Loan and Security Agreement, dated as of April 18, 2008, among the Borrowers and the Lender (as amended and modified through the date hereof, the “Loan and Security Agreement”) and the Guarantee, dated as of April 18, 2008, executed by the Guarantor in favor of the Lender in connection with the Loan and Security Agreement (as amended and modified through the date hereof, the “Guarantee”).

RECITALS

1. Each of the parties hereto is a party to the Loan and Security Agreement.

2. The parties hereto desire to make certain amendments to the Loan and Security Agreement.

3. Each of the parties hereto, by its signature hereto, hereby acknowledges, consents and agrees to the matters set forth herein.

4. In consideration of the premises and mutual agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined in this Amendment shall have the meaning set forth in the Loan and Security Agreement.

SECTION 2. Amendments to the Loan and Security Agreement. Each of the parties hereto hereby consents and agrees that the Loan and Security Agreement shall be amended as of the date hereof as follows:

(a) Section 2.03(b) of the Loan and Security Agreement is hereby amended and restated in full to read as follows:

“Subsequent Borrower Funding Requests, Subsequent Electronic Files and Collateral Comparison Reports. After the Initial Funding Date, the Borrowers may request the Lender to make a Loan on the related Funding Date by delivering to the Lender an irrevocable Borrower Funding Request, Borrowing Base Report and Borrowing Base Certificate no later than 1:00 p.m. (New York City time) one Business Day prior to such Funding Date. The amount of any Loan requested pursuant to a Borrower Funding Request shall be (i) not greater than the related Available Loan Amount and (ii) not less than $5,000,000.

Amendment No. 10 to MSR Loan and Security Agreement

The Borrowers shall deliver to the Lender on or prior to the third (3rd) Business Day of each month a Subsequent Electronic File with respect to all Eligible Servicing Rights that constitute the Collateral under the terms and conditions of this Agreement, which shall include all updates to the Collateral since the preceding Subsequent Electronic File. The Borrowers shall deliver to the Lender on or prior to the tenth (10th) Business Day of each month a Collateral Comparison Report.”

(b) Section 2.04(b) of the Loan and Security Agreement is hereby amended and restated in full to read as follows:

“The Borrowers shall deliver an updated Borrowing Base Report and Borrowing Base Certificate (i) on the Thursday of each calendar week (or if Thursday is not a Business Day, the immediately preceding Business Day) and (ii) following a written request from the Lender for delivery thereof, by 5 p.m. (New York City time) on the date such request is received if such request is received prior to 11 a.m. (New York City time), and otherwise on the Business Day immediately following the date such request is received. Each Borrowing Base Report and each Borrowing Base Certificate delivered by the Borrowers shall be effective until such time as the Borrowers deliver a subsequent Borrowing Base Report and Borrowing Base Certificate. For purposes of preparing each Borrowing Base Report, the Borrower shall calculate the Collateral Value of the Eligible Servicing Rights and the Additional Collateral described in the Relevant Electronic File in accordance with the definition of Collateral Value provided in Schedule I.”

(c) Section 2.08(b) of the Loan and Security Agreement is hereby amended by deleting the phrase “pursuant to Section 2.04(b)”.

(d) Section 2.08(b)(A) of the Loan and Security Agreement is hereby amended and restated in full to read as follows:

“(A) within one (1) Business Day after the Borrowing Base Shortfall Day (i) repay outstanding Loans, and/or (ii) pledge additional Eligible Servicing Rights, and/or (iii) pledge Additional Collateral, in an amount equal to the lesser of (1) $50,000,000 and (2) the amount of the Borrowing Base Deficiency specified in the notice provided to the Borrowers by the Lender; provided that so long as the Borrowing Base Deficiency is less than $5,000,000, the Borrowers shall not be required take any such actions with respect to such Borrowing Base Deficiency unless directed in writing by the Lender; and”

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(e) The second sentence of Section 11.05 of the Loan and Security Agreement is hereby amended and restated in full to read as follows:

“EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.”

(f) The following definitions in Schedule I of the Loan and Security Agreement are hereby amended and restated in full to read as follows:

“Additional Forgiveness Amount” means the aggregate amount, as determined by the Lender, of any capital contribution made by the Lender to ResCap on or after June 12, 2009, in the form of forgiveness of the principal amount of Loans outstanding under this Agreement.

“Additional Forgiveness Date” means the first date on or after June 12, 2009 on which the Lender makes a capital contribution to ResCap in the form of forgiveness of the principal amount of Loans outstanding under this Agreement.

“Applicable Margin” means, with respect to all Loans, 6.00% (600 basis points).

“Commitment Amount” means (x) $400,000,000, minus (y) the Additional Forgiveness Amount. The Borrowers may elect to further reduce the Commitment Amount in accordance with Section 2.10.

“Collateral Value” means, for purposes of determining the value of the Borrowing Base on any day, (x) with respect to the Additional Collateral, the Attributed Rate for such Additional Collateral multiplied by the market value of such Additional Collateral on the prior Business Day as determined by the Lender in its reasonable sole discretion, and (y) with respect to the Eligible Servicing Rights, the Attributed Rate for Eligible Servicing Rights multiplied by the Borrowers’ book value of the Eligible Servicing Rights on the prior Business Day as determined by the Borrowers in good faith.

“Relevant Electronic File” means, on any Business Day, the most recently delivered Electronic File that was delivered at least seven (7) Business Days prior to such Business Day (or such lesser number of days as of the Lender may deem acceptable from time to time in its sole discretion).

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“Subsequent Electronic File” means any electronic file, with the same information and detail and in the same format, as the electronic file delivered to the Lender on May 5, 2009 (or such other information, detail or format as is acceptable to the Lender), delivered by the Borrowers to the Lender subsequent to the Initial Electronic File, pursuant to Section 2.03(b), and reflecting mortgage loans serviced by the Borrowers as of the close of business no more than two (2) Business Days prior to the date of its delivery, except with regard to the Subsequent Electronic File delivered on or prior to the third Business Day of each calendar month, which shall reflect such information as of the close of business on the last Business Day of the preceding calendar month.

(g) The definition of “Attributed Rate” in Schedule I of the Loan and Security Agreement is hereby amended by deleting clause (a) thereof and replacing it with the following:

“(a) With respect to Eligible Servicing Rights 40%; provided, however, if the Lender forgives any portion of the Loan subsequent to June 12, 2009, for the period of effectiveness of each Borrowing Base Report delivered on or after the Additional Forgiveness Date, the Attributed Rate for the period over which each Borrowing Base Report (or “Benchmark Report”) is effective shall be a fraction, (i) the numerator of which is equal to (A) $400,000,000, minus (B) the Additional Forgiveness Amount, and (ii) the denominator of which is equal to the book value of the Borrower’s Eligible Servicing Rights as set forth in the related Benchmark Report;”

(h) The following definition is hereby added to Schedule I of the Loan and Security Agreement in the correct alphabetical order:

“Collateral Comparison Report” means a report setting forth information with respect to the changes in the pool of mortgage loans included in the most recently delivered Electronic File from the pool of mortgage loans included in the immediately preceding Electronic File, which information, detail and format shall be reasonably acceptable to the Lender, delivered by the Borrowers to the Lender pursuant to Section 2.03(b).

(i) The definition of “Initial Forgiveness Amount” in Schedule I of the Loan and Security Agreement is hereby deleted.

SECTION 3. Effectiveness.

(a) This Amendment and the provisions contained herein shall become effective as of the date first above written.

(b) On or before June 16, 2009, the Borrowers shall deliver or cause to be delivered opinions of counsel to the Borrowers and the Guarantor with respect to the transactions contemplated hereby, which opinions shall be in form and substance satisfactory to the Lender.

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(c) On or before June 16, 2009, the Borrowers shall deliver or cause to be delivered such other documents as the Lender may reasonably request, which documents will be in form and substance satisfactory to the Lender.

SECTION 4. Representations and Warranties of the Borrowers and the Guarantor. The Borrowers and the Guarantor each represents and warrants as follows:

(a) It is a limited liability company duly organized or formed, validly existing and in good standing under the laws of Delaware.

(b) The execution, delivery and performance by it of this Amendment and (as applicable) the Loan and Security Agreement, as amended hereby, or the Guarantee and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under its organizational documents, or any material indenture, loan agreement, mortgage, deed of trust, or other material agreement or interest to which it is a party or by which it is otherwise bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement, or violate any Requirements of Law applicable to it of any Governmental Authority having jurisdiction over it or any of its properties if such violation, individually, or in the aggregate, is reasonably likely to have a Material Adverse Effect.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with execution, delivery or performance by it of this Amendment and (as applicable) the Loan and Security Agreement, as amended hereby, and the Guarantee.

(d) This Amendment has been duly executed and delivered by it. This Amendment and (as applicable) the Loan and Security Agreement, as amended hereby, and the Guarantee constitute, its legal, valid and binding obligations enforceable against it in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) There are no proceedings or investigations pending, or to the best of its knowledge threatened in writing, against it before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Facility Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

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(f) The representations and warranties contained in the Guarantee (in the case of the Guarantor) or Section 6.01 of the Loan and Security Agreement (in the case of the Borrowers), are true and correct as if made on the date hereof, except to the extent they expressly relate to an earlier date.

(g) No event has occurred and is continuing that constitutes a Default.

SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Loan and Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan and Security Agreement, and each reference in the Note, the Guarantee and the other Facility Documents to “the Loan and Security Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan and Security Agreement, shall mean and be a reference to the Loan and Security Agreement, as amended by this Amendment and all prior amendments referenced in this Amendment.

(b) The Loan and Security Agreement, the Guarantee, the Note and the other Facility Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

SECTION 6. Notice. Each party hereto hereby acknowledges timely notice of the execution of this Amendment and of the transactions and amendments contemplated hereby. Each party hereto hereby waives any notice requirement contained in the Loan and Security Agreement, the Guarantee or the other Facility Documents with respect to the execution of this Amendment.

SECTION 7. Reservation of Rights. The Borrowers and the Guarantor each hereby acknowledge and agree that neither this Amendment nor the making of any Loan by the Lender and the Lender’s consent thereto either before or after the date hereof shall constitute (w) an approval of the accuracy of all or any portion of any Borrower Funding Request, (x) a waiver or forbearance by the Lender or any of the Facility Documents, except as expressly set forth herein, (y) the acceptance by the Lender of any course of conduct by either Borrower, the Guarantor or any other Person or (z) an agreement by the Lender to amend any of the Facility Documents without all required approvals. The Borrowers each hereby further acknowledge and agree that the Lender reserves all rights, remedies and options under the Facility Documents to require either Borrower to satisfy in all respects the conditions relating to the making of any Loan under the Loan and Security Agreement and each Borrower and the Guarantor to perform all of its obligations under the Facility Documents which are then due and owing or are susceptible of performance, as the case may be.

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SECTION 8. Confirmation of the Facility Documents. The Borrowers and the Guarantor each hereby acknowledge and agree that the Loan and Security Agreement (as herein amended) the Guarantee and each other Facility Document are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. Without limiting the foregoing, each Borrower ratifies and reaffirms its grant of a security interest in all the Collateral pledged by it, and agrees that such security interest is a first priority perfected security interest securing all Obligations and the Borrowers and the Guarantor each ratifies and reaffirms all of its other obligations under the Facility Documents executed and delivered by it. As of the date hereof, each reference in the Loan and Security Agreement to “this Agreement” shall mean the Loan and Security Agreement as amended by this Amendment, and as hereinafter amended or restated.

SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT). EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION.

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SECTION 11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT.

SECTION 12. Entire Agreement. This Amendment, the Loan and Security Agreement and the other Facility Documents embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understanding relating to the matters provided for herein.

SECTION 13. Captions. The various captions in this Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment.

SECTION 14. Severability. If any provision of this Amendment, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms of this Amendment, modified by the deletion of the unenforceable invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms of this Amendment so long as this Amendment, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Amendment will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

[signature pages follow]

8	Amendment No. 10 to MSR Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GMAC LLC a Delaware limited liability company as Lender

By:	/s/ David C. Walker
Name:	David C. Walker
Title:	Business Unit Treasury Executive

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RESIDENTIAL CAPITAL, LLC a Delaware limited liability company as Guarantor

By:	/s/ John M. Peterson

Name:	John M. Peterson
Title:	Assistant Treasurer

RESIDENTIAL FUNDING COMPANY, LLC a Delaware limited liability company as Borrower

By:	/s/ John M. Peterson

Name:	John M. Peterson
Title:	Treasurer

GMAC MORTGAGE, LLC a Delaware limited liability company as Borrower

By:	/s/ John M. Peterson

Name:	John M. Peterson
Title:	Treasurer

S-2	Amendment No. 10 to MSR Loan and Security Agreement